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                                                               EXHIBIT NO. 10.35


                                RELEASE AGREEMENT
                                -----------------


This Release Agreement ("Agreement"), dated as of November 16, 1998, is made by and among BANK PLUS CORPORATION, a Delaware corporation ("Bank Plus"), FIDELITY FEDERAL BANK, A FEDERAL SAVINGS BANK ("Fidelity"); BANK PLUS CREDIT SERVICES CORPORATION, a Delaware corporation ("BPCS"), and W.C. Taylor III. Bank Plus, Fidelity and BPCS and their respective direct and indirect subsidiaries shall be known as the "Company".

         A. By mutual agreement, Employee's active employment with the Company will end effective November 30, 1998.

         B. The Company and Employee wish to resolve certain claims the parties may have arisen out of or related to Employee's employment by the Company.

         C. Employee is a party to a letter agreement dated as of August 1, 1997 (the "CIC/Severance Agreement"), an Interoffice memorandum dated March 10, 1998 (the "Relocation Agreement"), an Incentive Stock Option Agreement dated December 11, 1995 as amended on February 28, 1996 (the "ISO Agreement"), and Stock Option Agreement dated April 29, 1998 (the "Stock Option Agreement"). (The CIC/Severance Agreement, Relocation Agreement, ISO Agreement and Stock Option Agreement shall collectively be known as the "Employee Agreements".)

         D. The parties hereto have entered into a consulting agreement of even date herewith (the "Consulting Agreement").

         NOW, THEREFORE, in consideration of the foregoing recitals and the terms and conditions of this Agreement, the parties hereto agree as follows:

         1.       EMPLOYEE RELEASE.

         a) Employee (for himself, his agents, heirs, successors, assigns, executors and/or administrators) does hereby and forever release and discharge Bank Plus, Fidelity, BPCS and their respective affiliated corporations or entities, as well as the officers, directors, employees, consultants, accountants, agents and attorneys and representatives of each of them, past or present, from any and all causes of action, actions, judgments, liens, debts, contracts, lawsuits, indebtedness, damages, losses, claims, liabilities, rights, interests and demands of whatsoever kind of character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, contingent or absolute, whether or not heretofore brought before any state or federal court or before any state or federal agency or other governmental entity, that Employee has or may have against any released person or entity, by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof, including, without limitation, all claims attributable to the





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                  employment of employee, all claims attributable to the
                  termination of that employment, all claims arising under the Employee Agreements (including all costs, expenses and obligations set forth in or contemplated by the Relocation Agreement, including but not limited to, those pertaining to housing related expenses (mortgage payments, utilities, taxes, furnishings, upkeep and maintenance); club memberships (country, business and athletic); theatre subscriptions (symphony, opera and dramatic) and automobile related expenses (lease payments, insurance, maintenance/upkeep and fuel)), all claims asserting breach of an actual or implied contract, and all claims arising under any federal, state or other governmental statute, regulation or ordinance or common law, such as for example and without limitation, Title VII of the Civil Rights Act of 1964 which prohibits discrimination on the basis of sex, race, color, national origin and religion, the Civil Rights Act of 1866, the Age Discrimination in Employment Act which prohibits discrimination on the basis of age over 40, the California Fair Employment and Housing Act which prohibits discrimination on the basis of race, religious creed, color, national origin, ancestry, physical disability, mental disability, medical condition, marital status, age over 40, and sex, the California Labor Code, and wrongful termination claims; provided, however, that the foregoing release and discharge shall not apply to those obligations expressly recited to be performed hereunder, obligations contemplated under the Consulting Agreement, the indemnity agreement between the Company and Employee, Deferred Compensation Plan, or obligations under the Company's Retirement Income Plan or 401(k) Savings and Investment Plan, if any.

                  In light of the intention of Employee (for himself, his agents, heirs, successors, assigns, executors and/or administrators) that this release extend to any and all claims of whatsoever kind or character, known or unknown, Employee expressly waives any and all rights granted by California Civil Code Section 1542 (or any other analogous federal or state law or regulation), and does so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542. Section 1542 of the Civil Code of the State of California states as follows:

                           A GENERAL RELEASE DOES NOT EXTEND TO
                           CLAIMS WHICH THE CREDITOR DOES NOT
                           KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT
                           THE TIME OF EXECUTING THE RELEASE, WHICH
                           IF KNOWN BY HIM MUST HAVE MATERIALLY
                           AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                  Thus, notwithstanding the provisions of Section 1542, and for the purposes of implementing a full and complete release by Employee, Employee expressly acknowledges that this Agreement





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                  is intended to include in its effect, without limitation, all claims that Employee does not know or suspect to exist in his favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claim or claims.

         b) Employee expressly waives, releases and relinquishes any and all rights, options and grants under the ISO Agreement and Stock Option Agreement including, but not limited to, the right to exercise stock options prior to, on or after November 30, 1998.

         c) Employee agrees that no payment is due him from the Company pertaining to unpaid vacation pay or accrual.

         d) Employee represents and warrants to the Company that he has not sold, assigned, hypothecated, pledged or otherwise transferred or attempted to transfer any claim or right set forth in this Agreement.

         2. COMPANY RELEASE. Each of the Bank Plus, Fidelity and BPCS does hereby and forever release and discharge Employee, from any and all known causes of action, actions, judgments, liens, debts, contracts, indebtedness, damages, losses, claims liabilities, rights, interests and demands of whatsoever kind of character, which either Bank Plus, Fidelity or BPCS has or may have against any Employee by reason of any and all acts, omissions, events or facts occurring or existing prior to the date hereof that are known to Bank Plus, Fidelity or BPCS, including, without limitation, all known claims attributable to the employment of employee, all known claims attributable to the termination of that employment, all known claims asserting breach of an actual or implied contract, and all known claims arising under any federal, state or other governmental statute, regulation or ordinance or common law; provided, however, that the foregoing release and discharge shall not apply to those obligations expressly recited to be performed hereunder obligations contemplated under the Consulting Agreement, indemnity agreement between the Company and Employee, Deferred Compensation Plan, or obligations under the Company's Retirement Income Plan or 401(k), Savings and Investment Plan. Reference to known matters in the preceding sentence shall be deemed to mean matters known to any director or member, as of August 26, 1998, of the Executive Management Committee (in each case excluding Employee) of Bank Plus or Fidelity. The releases set forth in this Section 2 shall not pertain in any nature or degree to any credit card, mortgage, automobile loan, home equity loan, instant reserve account (overdraft protection) or other credit or loan relationship, transaction or agreement under which the Company, or any of the entities which comprise same, is the creditor/obligee and Employee is the debtor/obligor.

         3. INDEMNIFICATION OBLIGATIONS. Notwithstanding the foregoing, each of Bank Plus and Fidelity hereby reaffirms its indemnification obligations to Employee under the terms of its bylaws and its indemnity agreement with Employee in effect on August 26, 1998.





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         4.       NO ADMISSIONS. Nothing contained herein shall be construed as an admission of any wrongdoing or liability whatsoever by Bank Plus, Fidelity or Employee.

         5. ONETIME CASH PAYMENTS. On or after November 30, 1998, Company will mail to employee the following payments:

                  - A check for Employee's salary earned and unpaid from the last salary payment date of November 20, 1998, up to and including November 30, 1998, less applicable deductions and withholding, resulting in the net amount of $3,298.59.

                  - A check for $11,433.34, to cover Employee's COBRA payments for Employee's medical, dental and vision insurance coverages received through the Company for twelve months from December 1, 1998 through and including November 30, 1999, after which date Employee shall be solely responsible for any further COBRA related costs. Employee shall be solely responsible for timely applying for COBRA benefits through the Company and for making all payments required thereunder on and after December 1, 1998.

                  Additionally, upon the expiration of the waiting period and non-revocation of this Agreement by the Employee as described in Section 8 hereof, the Company shall pay to Employee, in consideration of the releases set forth in Section 1 hereof and any and all rights, claims and agreements under the Employee Agreements, a lump sum payment of $56,000.00, representing reimbursement of disputed relocation and other expenses. The foregoing description of onetime cash payments is not intended to limit the obligations of the Company to employee under the Consulting Agreement.

         6. CONFIDENTIALITY. As a member of senior management of the Company, employee has occupied a position of trust with respect to business information of a secret or confidential nature. As a material provision of this Agreement, Employee agrees to maintain in strictest confidence all confidential information in trust for the Company, its successors and assigns, employee agrees to not misappropriate, disclose, or make available to anyone outside of the Company at any time any confidential information or anything relating thereto, without the prior written consent of Bank Plus, which consent may be withheld for any reason or no reason at all. Employee will forthwith return all copies of information relating to the Company's businesses, prospects, or confidential information (in whatever form, including, without limitation, computer diskettes and hard drives). Employee will also forthwith surrender all other personal property of the Company in his possession, including, without limitation, access cards, identification badge, computer(s) (including, but not limited to laptop and desktop computers, monitors, keyboards, printers, peripherals, and other computer related equipment), computer password(s), computer software and cellular telephone(s).





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                  As used herein, the term "confidential information" shall
include, without limitation, all discounted cash flow analyses; valuations; cost basis information regarding Fidelity's REO and other assets; matters involving the operation of the Company's financial models; personal financial and biographical information regarding directors, officers, employees, and customers of the Company; communications to and from regulatory agencies (including the Office of Thrift Supervision, Federal Deposit Insurance Corporation, Securities and Exchange Commission, Federal Home Loan Bank and any and other federal or state agency having regulatory oversight over Fidelity, Bank Plus, or any of their respective subsidiary or affiliated entities; customer or trade lists; financial data; trade secrets; marketing plans; marketing studies; training manuals; software; strategic plans; formulas; and technical information of any kind learned by Employee during his employment with the Company. The term "confidential information" shall not include information that (i) is or becomes available to the public other than as a result of a disclosure by you, (ii) was within your knowledge from a source other than the Company or its representative, or was independently developed by you, prior to its disclosure to you by or on behalf of the Company, provided that such source is not bound by a confidentiality agreement with the Company or its representative, or (iii) becomes available to you on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company or its representative.

         7. ENTIRE AGREEMENT. This Agreement constitutes a single integrated contract expressing, together with the Consulting Agreement, the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. There are no other agreements, written or oral, express or implied, between the parties hereto, concerning the subject matter hereof, except as set forth herein and in the Consulting Agreement. This Agreement may be amended or modified only by an agreement in writing.

         8. WAITING PERIOD AND RIGHT OF REVOCATION. Employee acknowledges that he is aware that and is hereby advised that he has the right to consider this Agreement for twenty-one days before signing it, and that if he signs this Agreement prior to the expiration of twenty-one days, he is waiving this right freely and voluntarily. Employee also acknowledges that he is aware of and is hereby advised of his right to revoke this Agreement for a period of seven days following the signing of this Agreement and that it shall not become effective or enforceable until the revocation period has expired. To revoke this Agreement, Employee must notify the Company within seven days of signing it.

         9. ATTORNEY ADVICE. Employee acknowledges that he is aware of his right to consult an attorney, that he has been advised to consult with an attorney, and that he has consulted with an attorney of his choosing prior to signing this Agreement.

         10. UNDERSTANDING OF AGREEMENT. The parties hereto each state that each has carefully read this Agreement, that each has had sufficient time and opportunity to consider its terms and to obtain legal advice relating





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thereto, that each fully understands its final and binding effect, that the only promises made to each of the parties to sign this Agreement are those stated above, and that each of the parties is signing this Agreement voluntarily.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



DATED:  DECEMBER 2, 1998               BY  /S/ W.C. TAYLOR III
                                         -----------------------------
                                         W. C. TAYLOR III

DATED:  DECEMBER 7, 1998               BANK PLUS CORPORATION



                                       BY  /S/ MARK K. MASON
                                         -----------------------------


DATED:  DECEMBER 7, 1998               FIDELITY FEDERAL BANK,
                                       A FEDERAL SAVINGS BANK


                                       BY  /S/ MARK K. MASON
                                         -----------------------------


DATED:  DECEMBER 7, 1998               BANK PLUS CREDIT SERVICES CORPORATION



                                       BY  /S/ MARK K. MASON
                                         -----------------------------


APPROVED AS TO FORM AND CONTENT:

                                       BERGER, KAHN, SHAFTON, MOSS,
                                       FIGLER, SIMON & GLADSTONE


DATED:  DECEMBER 4, 1998               BY  /S/ JOHN R. MOSS
                                         -----------------------------
                                         JOHN R. MOSS
                                         ATTORNEY FOR W.C.TAYLOR III



                                       6


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DATED:  DECEMBER 7, 1998               BY  MICHAEL G. WICK
                                         -----------------------------
                                         MICHAEL G. WICK
                                         ATTORNEY FOR THE COMPANY